PROXY CIRCULAR

TO BE USED IN CONNECTION WITH THE ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS OF

SNOW LAKE RESOURCES LTD.

SCHEDULED TO BE HELD ON THURSDAY, DECEMBER 15, 2022 AT 9:00 A.M. (CST)

THIS CIRCULAR SOLICITS BLUE PROXIES BY AND ON BEHALF OF

KUSHKUSH INVESTMENTS PTY LTD (ALEXANDRA DISCRETIONARY TRUST), M + T K PTY LTD < MTK SUPERANNUATION FUND>, DELAWARE IR LLC, BENJAMIN ABRAHAM FOGELGARN, NIKOLA NAJDOSKI, YUKOR MIPOZ PTY LTD, OZZI PTY LTD, DEERHUNTER INVESTMENTS PTY LTD AND NOVA MINERALS LIMITED

(collectively, the “Concerned Shareholders”)

This summary highlights information contained elsewhere in this Circular. It does not contain all of the information that you should consider. Please read the entire Circular carefully before voting.

THE CONCERNED SHAREHOLDERS RECOMMEND THAT SHAREHOLDERS VOTE USING ONLY THE ENCLOSED BLUE PROXY FORM:
✓	Vote “FOR” the fixing the number of directors at six (6) for the ensuing year.
✓	Vote “FOR” the election of the six (6) Concerned Shareholders’ Nominees as directors of Snow Lake: Dale Schultz, Nachum Labkowski, Brian Imrie, Peretz Schapiro, Shlomo Kievman and Kathleen Skerrett.
✓	Vote “FOR” the appointment of De Visser Gray LLP as the auditor of the Company.
✓	Vote “FOR” the amendments to the Company’s by-laws.
THE CONCERNED SHAREHOLDERS ALSO RECOMMEND THAT SHAREHOLDERS:
Disregard any proxy materials received from management and do NOT vote for any of their nominees.
USE ONLY THE BLUE PROXY OR BLUE VOTING INSTRUCTION FORM TO VOTE YOUR SHARES. DO NOT VOTE USING THE MANAGEMENT PROXY OR VOTING INSTRUCTION FORM

Record Date: You are entitled to vote at the meeting if you were a holder of common shares of the Company (“Shares”) at the close of business on October 27, 2022.

Proxy Submission Deadline: To ensure your vote is counted, please submit your BLUE Proxy to be used at the Meeting by 5:00 p.m. (Eastern Standard Time) on Monday December 12, 2022. Accordingly, to allow suﬃcient time for your BLUE Proxy to be delivered for use at the Meeting, we urge you to vote online using the control number provided or complete, sign, date and return (at one of the email address, fax numbers or mailing address set out below) your BLUE Proxy as soon as possible.

Please vote all BLUE voting instruction forms or BLUE proxies that you receive to ensure that all of your shares are counted. You may discard any management proxies that you receive. If you have already voted your management proxy, please vote using your BLUE proxy. A later dated proxy revokes any previously submitted proxy.

Meeting Information

Date: Thursday, December 15, 2022

Time: 9:00 a.m. (Central Time)

Place: The Company’s registered office located at 1700 – 242 Hargrave Street, Winnipeg, Manitoba.

Attending the Meeting: If you plan to attend the Meeting, please follow the instructions on page 25 of this Circular.

How you can vote

Your vote is important. To ensure that your Shares will be represented and voted at the meeting, please submit your vote as soon as possible by one of the following methods.

Non-Registered Holders (You hold your Shares with a bank, broker or other intermediary):

Online:  www.proxyvote.com using the 16-digit control number located on your BLUE voting instruction form.

By Telephone: The toll-free number along with your control number is listed on your BLUE voting instruction form.

Registered Shareholders (You hold a physical share certificate in your name):

By Email: Send a copy of your executed BLUE proxy to SLProxy@endeavortrust.com

By Fax: Send a copy of your executed BLUE proxy to 604-559-8908

Online: use the control number located on your BLUE proxy and vote at www.eproxy.ca

Delivery in person, by courier or mail: Endeavor Trust, 702-777 Hornby Street Vancouver, BC V6Z 1S4

Please follow the instructions set forth under “General Proxy Information” in this Circular with respect to deposition a proxy. You may support the Concerned Shareholders’ Nominees EVEN if you have previously deposited a proxy in support of management.

If you have any questions, or require any assistance in voting your Shares, please contact:

North America Toll Free: 1-888-637-5789

Outside of North America Collect: 647-931-7454

Email: contact@shorecrestgroup.com

NOVEMBER 29, 2022

These securityholder materials are being sent to both registered and non-registered owners of the securities. If you are a non-registered owner, and the issuer or its agent has sent these materials directly to you, your name and address and information about your holdings of securities, have been obtained in accordance with the applicable securities regulatory requirements from the intermediary holding on your behalf.

YOUR SUPPORT IS EXTREMELY IMPORTANT - VOTE ONLY YOUR BLUE PROXY TODAY

If you have any questions and/or need assistance in completing your BLUE proxy,

please call Shorecrest Group toll free at 1-888-637-5789 or email at contact@shorecrestgroup.com

Please vote only using only the BLUE proxy, please disregard any other proxy received.

November 29, 2022

Dear Fellow Shareholders of Snow Lake:

Vote BLUE and stop them recklessly burning YOUR money!

We seek your support and BLUE proxy for the annual general and special meeting of holders (the “Shareholders”) of common shares (“Shares”) of Snow Lake Resources Ltd. (“Snow Lake” or the “Company”) to effect the following urgently needed change:

TO STOP THE CURRENT DIRECTORS AND MANAGEMENT FROM RECKLESSLY BURNING YOUR MONEY, WHILE GROSSLY ENRICHING THEMSELVES

IN EXCESS OF US$6 MILLION IN JUST 7 MONTHS

DUE TO A COMPLETE LACK OF PROPER GOVERNANCE AND OVERSIGHT

DESTROYING SHAREHOLDER VALUE, AT A TIME WHEN MOST LITHIUM COMPANIES ARE AT OR CLOSE TO ALL TIME HIGHS

Despite what Snow Lake’s management (“Management”) have claimed in their circular dated November 17, 2022 (the “Management Circular”), neither Nova Minerals nor the Requisitioning Shareholders (together the “Concerned Shareholder Group”) are trying to take control of the Company. To the contrary, the Concerned Shareholder Group have taken this action, at their own great expense, as they seek an independent, and as importantly, competent board of directors (“Board”) for the Company, to enforce proper governance and oversight of Management. The Concerned Shareholder Group has tried to work with the current directors, encouraging them to hold Management accountable. Shockingly, we have been continuously rebuffed by the CEO, Philip Gross (“Mr. Gross”), who prefers not to be accountable to anyone. Mr. Gross has reneged on his promise to install an independent Chairman of the Board and failed to execute on the simple, effective strategy set out in Snow Lake’s registration statements.

The result of these actions has been an incineration of over 50% of shareholder value!

Instead of engaging with us, Mr. Gross and his obedient directors attempted to dilute existing Shareholders by over 55%, in an unnecessary and expensive capital raise in September, designed solely to protect Mr. Gross and the Board by frustrating existing Shareholders’ legal rights to vote for the Board they want. All Shareholders were only saved from this abusive capital raising effort after we paid for the court proceedings which resulted in an urgent injunction from the Manitoba Court of King’s Bench stopping Mr. Gross.

Following their loss in court, the existing collaborating directors have continued to burn through millions of dollars of the Company’s money to keep their jobs. They have hired multiple expensive law firms and proxy advisory firms, to purposefully delay this meeting for over 4 months, to entrench themselves and try to stop Shareholders from having a fair and democratic say in imposing proper governance and making Management accountable.

Snow Lake’s lack of effective governance is exemplified by Mr. Gross acting as CEO while also in charge of his own oversight in his roles as Chairman of the Board and sitting on the Company’s Compensation Committee and Corporate Governance Committee. The abased servility of the other collaborating directors, and their inability to hold Mr. Gross accountable, is shown by them remunerating themselves over US$6 million for 7 months. Mr. Gross alone has awarded himself an extraordinary US$3.3 million package, as detailed in the below extract from page 23 of the Management Circular.

To put this self enrichment in perspective, it amounts to ~10% of the Company’s current market cap and is a staggering 136% of the US$4.4 million which the Company has spent for full year on exploration and evaluation of its lithium asset in 2022, all at time when the Company has seen its share price drop by an astounding 50%, while nearly every other lithium company has seen significant increases in their share price.

While the share price has plunged and the Company has missed all the major milestones established in their registration statements, the collaborating directors and Management have further attempted to entrench themselves by accelerating and increasing their compensation on multiple occasions, including amending Mr. Gross and other senior Managements’ consulting agreements, to incorporate exorbitant and improper “golden parachute” provisions which require the Company to pay them over US$2.4 million if the Concerned Shareholder Group even dares to solicit proxies for a so-called dissident slate of directors.

For all of these reasons, we cannot sit idly by while Management burns through the money that Shareholders have entrusted to the Company, while failing to meaningfully advance the project. Change is needed to reposition Snow Lake for the future, otherwise our collective investment and ownership will continue to languish and Management will continue to enrich themselves at Shareholders’ expense.

The Concerned Shareholder Group collectively own over 42% of the Company. If, like us you believe that Snow Lake needs a Board that understand their obligations and fiduciary duties, and who have the independence, competence and accountability to effectively oversee Management to ensure that Snow Lake’s value is unlocked for all Shareholders (rather than squandered for the enrichment and aggrandizement of its current incompetent Management and Board) then vote for the BLUE proxy.

We are confident that the Concerned Shareholders’ Nominees have the capability, experience and independence required to fulfil their obligations and strategically steer Snow Lake into the future and to prevent further erosion in value to Shareholders.

Vote in favor of the Concerned Shareholders’ Nominees and give Snow Lake the Board required of a NASDAQ listed public company.

With your help, we will achieve a result at the Meeting that will serve the interests of all Shareholders.

Yours truly,
The Concerned Shareholders of Snow Lake

FORWARD-LOOKING STATEMENTS AND INFORMATION8

PROXY CIRCULAR9

NOTICE TO UNITED STATES SHAREHOLDERS11

MATTERS TO BE ACTED UPON AT THE MEETING11

1.Number of Directors11

2.Election of Directors11

Current Board of Directors12

Concerned Shareholders’ Nominees12

Biographies for each of the Concerned Shareholders’ Nominees14

Dale Schultz14

Nachum Labkowski14

Brian Imrie14

Peretz Schapiro14

Shlomo Kievman15

Kathleen Skerrett15

Composition of the Company’s Board15

Additional Information Concerning Concerned Shareholders’ Nominees15

Independence15

Cease Trade Orders and Bankruptcies16

Penalties and Sanctions17

OTHER BUSINESS AT THE MEETING17

3.Approval of Financial Statements17

4.Appointment of Auditor17

5.Approval of Amendments to the By-Laws17

6.Other Business17

OTHER INFORMATION REGARDING THE CONCERNED SHAREHOLDERS18

Kushkush Investments Pty Ltd (Alexandra Discretionary Trust)18

M + T K Pty Ltd < MTK Superannuation Fund>18

Delaware IR LLC18

Benjamin Abraham Fogelgarn18

Nikola Najdoski19

Yukor Mipoz Pty Ltd19

Ozzi Pty Ltd19

Deerhunter Investments Pty Ltd19

Nova Minerals Limited19

HOW THE CONCERNED SHAREHOLDERS WILL VOTE19

GENERAL PROXY INFORMATION20

Solicitation of Proxies20

Record Date and Voting Shares21

Appointment and Revocation of Proxies21

Exercise of Discretion21

Registered Shareholders22

Voting of Shares Represented By Proxy and Exercise of Discretion23

Corporate Shareholders23

Advice to Non-Registered Shareholders23

How the Votes Will be Counted25

DETAILS ABOUT THE MEETING25

Attending the Meeting25

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES25

EXECUTIVE COMPENSATION, INDEBTEDNESS, MANAGEMENT CONTRACTS AND EQUITY

COMPENSATION PLANS27

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS AND INTEREST OF CERTAIN PERSONS

IN MATTERS TO BE ACTED UPON AT THE MEETING27

ADDITIONAL INFORMATION27

Support Agreement27

Disclosure Regarding Avrohom (Avi) Mordechai Kimelman28

Other Additional Information29

INFORMATION REGARDING THE COMPANY29

CERTIFICATE OF CONCERNED SHAREHOLDERS30

YOUR SUPPORT IS EXTREMELY IMPORTANT - VOTE ONLY YOUR BLUE PROXY TODAY

If you have any questions and/or need assistance in completing your BLUE proxy,

please call Shorecrest Group toll free at 1-888-637-5789 or email at contact@shorecrestgroup.com

Please vote only using only the BLUE proxy, please disregard any other proxy received.

SOLICITATION BY AND ON BEHALF OF

THE CONCERNED SHAREHOLDERS OF SNOW LAKE RESOURCES LTD.

KUSHKUSH INVESTMENTS PTY LTD (ALEXANDRA DISCRETIONARY TRUST), M + T K PTY LTD < MTK SUPERANNUATION FUND>, DELAWARE IR LLC, BENJAMIN ABRAHAM FOGELGARN, NIKOLA NAJDOSKI, YUKOR MIPOZ PTY LTD, OZZI PTY LTD, DEERHUNTER INVESTMENTS PTY LTD AND NOVA MINERALS LIMITED

FOR THE SUPPORT OF THE HOLDERS OF COMMON SHARES OF

SNOW LAKE RESOURCES LTD.

AT THE ANNUAL GENERAL AND SPECIAL MEETING OF SNOW LAKE RESOURCES LTD.

TO BE HELD ON DECEMBER 15, 2022 AT 9:00 A.M. (CST)

This dissident proxy circular, including any supplements hereto or amendments and restatements hereof (together, the “Circular”), prepared by Kushkush Investments Pty Ltd (Alexandra Discretionary Trust) (“Kushkush”), M + T K PTY LTD < MTK SUPERANNUATION FUND> (“M + T”), Delaware IR LLC (“Delaware IR”), Benjamin Abraham Fogelgarn, Nikola Najdoski, Yukor Mipoz Pty Ltd (“Yukor Mipoz”), Ozzi Pty Ltd (“Ozzi”), Deerhunter Investments Pty Ltd (“Deerhunter” and together with Kushkush, M + T, Delaware IR, Yukor Mipoz, and Ozzi, the “Requisitioning Shareholders”), and Nova Minerals Limited (“Nova” together with the Requisitioning Shareholders, the “Concerned Shareholders”, “we” or “our”), solicit your BLUE proxy for a change in the board of directors (the “Board”) of Snow Lake Resources Ltd. (“Snow Lake” or the “Company”) at the annual general and special meeting (the “Meeting”) of holders (the “Shareholders”) of common shares of the Company (“Shares”) to be held on Thursday, December 15, 2022 at 9:00 a.m. (Central Time) at the Company’s registered office located at 1700 – 242 Hargrave Street, Winnipeg, Manitoba and at any and all adjournment(s) or postponement(s) thereof.

THE CONCERNED SHAREHOLDERS RECOMMEND THAT SHAREHOLDERS VOTE USING ONLY THE ENCLOSED BLUE PROXY FORM:
✓	Vote “FOR” the fixing the number of directors at six (6) for the ensuing year.
✓	Vote “FOR” the election of the six (6) Concerned Shareholders’ Nominees as directors of Snow Lake: Dale Schultz, Nachum Labkowski, Brian Imrie, Peretz Schapiro, Shlomo Kievman and Kathleen Skerrett.
✓	Vote “FOR” the appointment of De Visser Gray LLP as the auditor of the Company.
✓	Vote “FOR” the amendments to the Company’s by-laws.
THE CONCERNED SHAREHOLDERS ALSO RECOMMEND THAT SHAREHOLDERS:
Disregard any proxy materials received from management and do NOT vote for any of their nominees

November 29, 2022

YOUR SUPPORT IS EXTREMELY IMPORTANT - VOTE ONLY YOUR BLUE PROXY TODAY

If you have any questions and/or need assistance in completing your BLUE proxy,

please call Shorecrest Group toll free at 1-888-637-5789 or email at contact@shorecrestgroup.com

Please vote only using only the BLUE proxy, please disregard any other proxy received.

FORWARD-LOOKING STATEMENTS AND INFORMATION

Certain statements and information included, attached to or incorporated by reference, if any, into this Circular may contain “forward-looking statements” or “forward-looking information” within the meaning of applicable securities laws (collectively, the “forward-looking statements”), including, but not limited to, statements regarding the Meeting, the solicitation of proxies and voting in respect of the Meeting, the Concerned Shareholders, the intentions of the Concerned Shareholders or the Concerned Shareholders’ Nominees (as defined below), the impact of the Concerned Shareholders’ Nominees, if elected, on the financial condition, operations, business and strategies of Snow Lake and its shareholder value, the composition of the Board and the future plans or prospects of Snow Lake. All statements and information, other than statements of historical fact, included or incorporated by reference into this Circular are forward-looking statements, including, without limitation, statements regarding activities, events or developments that the Concerned Shareholders expect or anticipate may occur in the future. Such statements reflect the Concerned Shareholders’ current views and intentions with respect to future events and are subject to certain risks, uncertainties and assumptions. Forward-looking statements can usually be identified by the use of forward-looking words such as “will”, “expect”, “intend”, “plan”, “estimate”, “anticipate”, “believe” or “continue” or similar words and expressions or the negative thereof. There can be no assurance that the plans, intentions or expectations upon which such forward-looking statements and information are based will occur or, even if they do occur, will result in the performance, events or results expected.

We caution readers of this Circular not to place undue reliance on forward-looking statements and information contained in the Circular, which are not a guarantee of performance, events or results and are subject to a number of risks, uncertainties and other factors that could cause actual performance, events or results to differ materially from those expressed or implied by such forward-looking statements. These factors include: changes in Snow Lake’s strategies, plans or prospects; general economic, industry, business, regulatory and market conditions; actions of Snow Lake and its subsidiaries or competitors; the ability to implement business strategies and plans and pursue business opportunities and conditions in the mining industry; risks relating to government regulation and changes thereto, including in respect of the regulations concerning Board composition, proxy solicitation and shareholder meetings; the state of the economy including general economic conditions globally and economic conditions in the jurisdictions in which Snow Lake operates; the unpredictability and volatility of Snow Lake’s Share price; availability of sufficient financial resources to fund the Concerned Shareholders’ solicitation efforts; changes in commodity prices; currency fluctuations; changes in tax rates; government regulation of the mining industry; and dilution and future sales of Shares.

These factors should not be construed as exhaustive. Shareholders are cautioned that all forward-looking statements involve known and unknown risks and uncertainties, including those risks and uncertainties detailed in the continuous disclosure and other filings of Snow Lake and certain members of Snow Lake’s operational, compensation and other noted peer groups with applicable securities regulators, copies of which are available on the Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) at www.sec.gov, including but not limited to the Company’s annual report on Form 20-F for the year ended June 30, 2022, dated October 31, 2022 (the “2022 Annual Report”). We urge you to carefully consider those risks and uncertainties. The forward-looking statements contained in this Circular are expressly qualified in their entirety by this cautionary statement. The Concerned Shareholders do not assume responsibility for the accuracy or completeness of the forward-looking statements. The forward-looking statements included in this Circular are made as of the date of this Circular and the Concerned Shareholders undertake no obligation to publicly update or revise such forward-looking statements to reflect new information, subsequent events or otherwise, except as required by applicable law.

CURRENCY

All currency references in this Circular are in Canadian dollars unless indicated otherwise.

YOUR SUPPORT IS EXTREMELY IMPORTANT - VOTE ONLY YOUR BLUE PROXY TODAY

If you have any questions and/or need assistance in completing your BLUE proxy,

please call Shorecrest Group toll free at 1-888-637-5789 or email at contact@shorecrestgroup.com

Please vote only using only the BLUE proxy, please disregard any other proxy received.

PROXY CIRCULAR

This Circular and the accompanying BLUE form of proxy and/or BLUE voting instruction form (a “VIF”) furnished in connection with this Circular, is being provided in connection with the solicitation by and on behalf of the Concerned Shareholders for your support and, ultimately, of proxies to be used at the Meeting to be held on Thursday December 15, 2022 at 9:00 a.m. (Central Time) at the Company’s registered office located at 1700 – 242 Hargrave Street, Winnipeg, Manitoba, and at any and all adjournment(s) or postponement(s) thereof.

The information contained in this Circular is given as of the date of this Circular, except where otherwise noted.

THIS SOLICITATION IS NOT MADE BY OR ON BEHALF OF MANAGEMENT OF THE COMPANY.

The Concerned Shareholders are soliciting your proxies for use at the Meeting for the election of the following six nominees (collectively, the “Concerned Shareholders’ Nominees”) as directors of Snow Lake: Dale Schultz, Nachum Labkowski, Brian Imrie, Peretz Schapiro, Shlomo Kievman and Kathleen Skerrett.

You may have been sent a management information circular dated November 17, 2022 (the “Management Circular”) and a management form of proxy or voting instruction form (the “Management Proxy”) from management of Snow Lake soliciting proxies in connection with the Meeting. According to the Management Circular, management of Snow Lake is proposing six (6) nominees (the “Management Nominees”) for election to the Board.

Shareholders should vote only using the BLUE form of proxy or voting instruction form to support the concerned shareholder group. You do not need to vote using the management proxy. If you have already submitted the management form of proxy, please vote using the BLUE form of proxy. Any later dated proxy will revoke any earlier proxy submitted. If you support our proposals, the Concerned Shareholders urge you to IGNORE any Management Proxy and use the BLUE proxy form or the BLUE VIF enclosed with this Circular ONLY. Do NOT vote using the Management Proxy. Shareholders will be able to vote in respect of all matters on the BLUE proxy form or the BLUE VIF. If you complete a Management Proxy, you have the right to change your vote. To do so, simply vote online or sign, date and return the BLUE proxy form in accordance with the instruction received on your form. A later-dated BLUE proxy form supersedes a previously completed Management Proxy.

A Non-Registered Holder (defined herein) may revoke a VIF or proxy authorization form given to an intermediary at any time by written notice to the intermediary, except that an intermediary may not act on a revocation of a VIF or proxy authorization form that is not received by the intermediary in sufficient time prior to the Meeting.

THE CONCERNED SHAREHOLDERS RECOMMEND

✓ Vote “FOR” the fixing the number of directors at six (6) for the ensuing year.

✓ Vote “FOR” the election of the six (6) Concerned Shareholders’ Nominees as directors of Snow Lake:  Dale Schultz, Nachum Labkowski, Brian Imrie, Peretz Schapiro, Shlomo Kievman and Kathleen Skerrett.

✓ Vote “FOR” the appointment of De Visser Gray LLP as the auditor of the Company.

✓ Vote “FOR” the amendments to the Company’s by-laws.

USE ONLY THE BLUE PROXY OR BLUE VOTING INSTRUCTION FORM TO VOTE YOUR SHARES. DO NOT VOTE USING THE MANAGEMENT PROXY OR VOTING INSTRUCTION FORM

Your vote is very important to the future of your investment in Snow Lake. If, after reading this Circular, you agree that a change to the current Board is necessary and that the Concerned Shareholders’ Nominees will better serve your interests as a Shareholder, please vote online or sign, date and deposit the enclosed BLUE proxy form or BLUE VIF in accordance with the instructions received. Please follow the instructions under the heading “General Proxy Information” in this Circular with respect to depositing a proxy.

YOUR SUPPORT IS EXTREMELY IMPORTANT - VOTE ONLY YOUR BLUE PROXY TODAY

If you have any questions and/or need assistance in completing your BLUE proxy,

please call Shorecrest Group toll free at 1-888-637-5789 or email at contact@shorecrestgroup.com

Please vote only using only the BLUE proxy, please disregard any other proxy received.

IF YOU DEPOSIT A MANAGEMENT PROXY OR GIVE VOTING INSTRUCTIONS IN SUPPORT OF ANY MANAGEMENT NOMINEES, YOU MAY CHANGE YOUR VOTE, OPPOSE MANAGEMENT AND SUPPORT THE CONCERNED SHAREHOLDERS’ NOMINEES BY COMPLETING AND SUBMITTING A BLUE PROXY OR GIVING VOTING INSTRUCTIONS IN ACCORDANCE WITH THE BLUE PROXY OR BLUE VIF. A BLUE PROXY VOTED LATER THAN ANY PREVIOUSLY SUBMITTED MANAGEMENT PROXY OR VOTING INSTRUCTIONS WILL AUTOMATICALLY REVOKE ANY PRIOR PROXY OR VOTING INSTRUCTIONS GIVEN. IF SHAREHOLDERS COMPLETE BOTH THE BLUE PROXY AND THE MANAGEMENT PROXY, THE LATER-DATED FORM OF PROXY WILL BE USED TO VOTE ANY SHARES REPRESENTED BY THE PROXY AT THE MEETING. ANY VOTES CAST ON AN EARLIER-DATED FORM OF PROXY WILL NOT BE COUNTED.

AS TIME IS OF THE ESSENCE, PLEASE DELIVER THE BLUE PROXY TO ENDEAVOR TRUST.

PROXIES SHOULD BE SENT TO:

Registered Shareholders (You hold a physical share certificate in your name):

By Email: Send a copy of your executed BLUE proxy to SLProxy@endeavortrust.com

By Fax: Send a copy of your executed BLUE proxy to 604-559-8908

Online: Use the control number located on your BLUE proxy and vote at www.eproxy.ca

Delivery in person, by courier or mail:  Endeavor Trust, 702-777 Hornby Street Vancouver, BC V6Z 1S4

IF YOU ARE A BENEFICIAL (NON-REGISTERED) SHAREHOLDER (YOU HOLD YOUR SHARES WITH A BANK, BROKER OR OTHER INTERMEDIARY) PLEASE REFER TO THE INFORMATION UNDER “GENERAL PROXY INFORMATION – APPOINTMENT OF PROXY NON-REGISTERED SHAREHOLDERS” BELOW.

IN ORDER TO BE DEPOSITED WITH FIRST COAST RESULTS INC., AS THE INSPECTOR OF ELECTION FOR THE MEETING, IN TIME TO BE USED AT THE MEETING, YOUR BLUE PROXY MUST REACH ENDEAVOR TRUST PRIOR TO 9:00 A.M. (CENTRAL TIME) ON DECEMBER 13, 2022. WE ASK SHAREHOLDERS TO VOTE PRIOR TO THE END OF DAY ON DECEMBER 12, 2022 TO ENSURE SUFFICIENT TIME TO DELIVER THE PROXIES PRIOR TO PROXY CUT OFF.

Exercise of Discretion

The Shares represented by the enclosed BLUE Proxy will be voted on any ballot at the Meeting or any adjournment(s) or postponement(s) thereof, and where you specify a choice with respect to any matter to be acted upon, the Shares will be voted in accordance with your specification so made. In the absence of such specification, Shares represented by the enclosed BLUE Proxy will be voted FOR the fixing the number of directors at six (6) for the ensuing year; FOR the election of the six (6) Concerned Shareholders’ Nominees as directors of Snow Lake; FOR the appointment of De Visser Gray LLP as the auditor of the Company; and FOR the amendments to the Company’s by-laws. The persons appointed under the BLUE Proxy are conferred with discretionary authority (which they will exercise in accordance with their best judgment) with respect to amendments of those matters specified in the proxy and with respect to any other matters which may properly be brought before the Meeting or any adjournment(s) or postponement(s) thereof. The Concerned Shareholders are not currently aware of any such amendment, variation or other matter.

Unless otherwise noted, the information concerning Snow Lake contained in this Circular has been taken from, or is based upon, publicly available documents or records on file with securities regulatory authorities in the United States and other public sources. Although the Concerned Shareholders have no knowledge that would indicate that any statement contained therein is untrue or incomplete, the Concerned Shareholders do not assume responsibility for the accuracy or completeness of such information or for any failure by Snow Lake to disclose material information which may affect the significance or accuracy of such information.

Information concerning Snow Lake is available on EDGAR at www.sec.gov.

YOUR SUPPORT IS EXTREMELY IMPORTANT - VOTE ONLY YOUR BLUE PROXY TODAY

If you have any questions and/or need assistance in completing your BLUE proxy,

please call Shorecrest Group toll free at 1-888-637-5789 or email at contact@shorecrestgroup.com

Please vote only using only the BLUE proxy, please disregard any other proxy received.

Based on publicly available information, the Company’s the head office and registered office is at 1700 – 242 Hargrave Street, Winnipeg, MB, R3C 0V1.

A copy of this Circular and the 2022 Annual Report which is referenced herein, may be obtained, on request and without charge, from our information and proxy solicitation agent, Shorecrest Group, by contacting them at 1-888-637-5789 (North America toll-free), or at 647-931-7454 (outside of North America collect), or by email at contact@shorecrestgroup.com.

NOTICE TO UNITED STATES SHAREHOLDERS

Snow Lake is governed by the laws of the Province of Manitoba and the federal laws of Canada applicable thereto. This solicitation of proxies is not subject to the requirements of Section 14(a) of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”). Accordingly, this solicitation of proxies is made in the United States with respect to securities of Snow Lake in accordance with Manitoba and Canadian corporate and securities laws and this Circular has been prepared in accordance with disclosure requirements applicable in Manitoba. Shareholders in the United States should be aware that these requirements are different from the requirements applicable to proxy statements under the U.S. Exchange Act.

The enforcement by Shareholders of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Concerned Shareholders are residents outside the United States and a substantial portion of their assets are located outside the United States. Shareholders may not be able to sue the Concerned Shareholders in a foreign court for violations of United States federal securities laws. It may be difficult to compel foreign individuals to subject themselves to a judgment by a United States court.

MATTERS TO BE ACTED UPON AT THE MEETING

1.Number of Directors

To the knowledge of the Concerned Shareholders, the Board is currently composed of five directors. At the Meeting, the Shareholders will be asked to consider and, if thought fit, to approve a special resolution fixing the number of directors to be elected at the Meeting at six (6), to hold office until the close of the next annual meeting of Shareholders or until their successors are duly elected or appointed pursuant to the articles of the Company, unless their offices are earlier vacated in accordance with the provisions of The Corporations Act (Manitoba) or the Company’s articles (the “Fixing of the Directors Resolution”).

Unless otherwise directed, it is the intention of the persons named in the enclosed form of proxy to vote proxies IN FAVOUR of the Fixing of the Directors Resolution as set out above. If you do not specify how you want your Shares to be voted at the Meeting, the persons named as proxyholders in the enclosed form of proxy will cast the votes represented by your proxy at the Meeting FOR the Fixing of the Directors Resolution.

2.Election of Directors

At the Meeting, Shareholders will be asked to consider, and if thought appropriate, pass an ordinary resolution to elect the Concerned Shareholders’ Nominees, being Dale Schultz, Nachum Labkowski, Brian Imrie, Peretz Schapiro, Shlomo Kievman and Kathleen Skerrett as directors of the Company to hold office until the close of the next annual meeting of Shareholders or until their successors are duly elected or appointed pursuant to the articles of incorporation of the Company, unless their offices are earlier vacated in accordance with the provisions of The Corporations Act (Manitoba) or the Company’s articles of incorporation.

The Concerned Shareholders unanimously recommends that the Shareholders vote their Shares FOR the election of the Concerned Shareholders’ Nominees.

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Unless otherwise directed, it is the intention of the persons named in the enclosed form of proxy to vote proxies IN FAVOUR of the election of the Concerned Shareholders’ Nominees as directors of the Company as set out above. If you do not specify how you want your Shares to be voted at the Meeting, the persons named as proxyholders in the enclosed form of proxy will cast the votes represented by your proxy at the Meeting FOR the election of the Concerned Shareholders’ Nominees.

Current Board of Directors

To the knowledge of the Concerned Shareholders, the current Board is purported to be comprised of the following five individuals: Philip Gross, Allan David Engel, Hadassah Slater, Nachum Labkowski and Dale Schultz. Each such director currently holds office until the next annual meeting of the Company or until a successor is elected or appointed.

Information regarding the current Board members’ location of residence, term of office, Board committee membership(s), present principal occupation, business or employment, positions held at the Company or any of its subsidiaries and securities of the Company or its subsidiaries beneficially held, other than in respect of Mr. Labkowski, is not within the knowledge of the Concerned Shareholders, as the Concerned Shareholders only have access to public information regarding Snow Lake. For this information, please refer to the Management Circular and other continuous disclosure filed by the Company on EDGAR at www.sec.gov.

Concerned Shareholders’ Nominees

The Concerned Shareholders propose to nominate the six (6) qualified and experienced individuals set out below for election to the Board at the Meeting, four of which would be new and independent directors. The following table sets out, in respect of each Concerned Shareholders’ Nominee, the individual’s name, province or state and country of residence, the individual’s present occupation and principal occupation over the previous five (5) years, and the number of Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, by such individual:

Name, Province or State and Country of ordinary residence, and position held with the Company(1)	Present Principal Occupation and Occupation(s) for the Previous Five Years	Date(s) serving as a Director	Number of Shares Beneficially Owned or Controlled (Directly or Indirectly)(3)
Dale Schultz Temagami, Ontario Director and VP of Resource Development Age: 56

Vice President of Resource Development of the Company from October 2021 to present; Chief Operating Officer and Secretary of the Company from December 2019 to October 20, 2021; Exploration Program Manager on Estelle Project of Nova Minerals Limited in 2019; From 2018 through 2019, Field Mapping and sampling of Temagami BLUE Inc. and between 2017 and 2018, Progenitor Metals Corp.

		May 25, 2018	8,000(4)(5)
Nachum Labkowski New York, United States Director(7) Age: 37	Chief Executive Officer and principal investor in Halevi Enterprises	November 28, 2018	Nil(6)
Brian Imrie(2) Ontario, Canada Director Nominee Age: 61

Retired investment banker. Chairman/Owner of Debro Inc. from May 2104 to March 2022; Director of Edgewater Wireless Inc. from December 2016 to present; Director of PPX Mining Corp. from June 2013 to present.

		N/A	Nil

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Peretz Schapiro(2) Florida, United States Director Nominee Age: 32

Managing Director of Charidy Australia from April 2016 to present; Executive Director of Asra Minerlas Ltd. from March 2020 to November 2022; Non-Executive Chairman of Loyal Lithium Ltd from June 2021 to present; Non-Executive Chairman of Okapi Resources Limited from April 2021 to January 2022; and Non-Executive Chairman of Summit Minerals Ltd from August 2022 to present.

		N/A	Nil
Shlomo Kievman(2) New York, United States Director Nominee Age: 38	Principal of Crown Equities from January 2014 to present.	N/A	1,200(8)
Kathleen Skerrett(2) Ontario, Canada Director Nominee Age: 52	Chair of the Securities Group at Gardiner Roberts LLP from October 2021 to present; Partner at Gardiner Roberts LLP from February 2008 to present.	N/A	Nil

Notes:

(1)The information concerning each of the Concerned Shareholders’ Nominees in this table has been furnished by the respective Concerned Shareholders’ Nominee, other than the information relating to Dale Schultz, which is as disclosed in the 2022 Annual Report filed by the Company on EDGAR at www.sec.gov.

(2)These Concerned Shareholders’ Nominees have not been and are not currently directors of the Company, nor have these Concerned Shareholders’ Nominees held any other position or office with the Company or any of its affiliates in the past five years.

(3)Reflects ownership as of the date hereof.

(4)As disclosed in the 2022 Annual Report filed by the Company on EDGAR at www.sec.gov, Mr. Shultz personally holds 8,000 restricted common shares, warrants for the purchase of 4,000 common shares exercisable within 60 days and options for the purchase of 388,489 common shares exercisable within 60 days.

(5)In addition, as disclosed in the 2022 Annual Report filed by the Company on EDGAR at www.sec.gov, DJS Consulting Inc, a sole proprietorship (“DJS”) was granted options for the purchase 160,000 Shares on May 25, 2019, having a weighted exercise price of C$2.50 per Share and a term of five years. DJS was also granted options for the purchase of 228,489 Shares on November 21, 2021, having a weighted average exercise price of US$7.50 per Share and a term of five years. The options issued on November 21, 2021 are subject to vesting over a minimum of 12 months with no more than 1/4 of such options vesting in any three-month period. All 388,489 options are exercisable within 60 days of the date of this report. Mr. Schultz, in his capacity as the sole proprietor of DJS, has the power to vote and the power to direct the disposition of all securities held by DJS. The address of DJS is 31 Spruce Drive, Temagami Ontario, Canada.

(6)As disclosed in the 2022 Annual Report, Mr. Labkowski personally holds options for the purchase of 252,882 Shares exercisable within 60 days of the 2022 Annual Report. Mr. Labkowski was granted options to purchase 160,000 Shares on May 25, 2019, having a weighted average exercise price of C$2.50 per Share and a term of five years. Mr. Labkowski was granted options to purchase 97,771 Shares on November 21, 2021, having a weighted average exercise price of US$7.50 per Share and a term of five years. The options are subject to vesting over a minimum of 12 months with no more than 1/4 of such options vesting in any three-month period. 97,771 of the options are exercisable within 60 days of the date of the 2022 Annual Report.

(7)Mr. Labkowski was removed from the Company’s audit committee on September 7, 2022. Mr. Labkowski was also removed as member of the nominating and corporate governance committee on September 7, 2022.

(8)Held through IBH Capital LLC and Siri Funding LLC.

Each of the Concerned Shareholders’ Nominees, except Mr. Schultz, has consented to being named as a nominee in this Circular. It is not contemplated that any of the Concerned Shareholders’ Nominees will be unable to stand for election to the Board at the Meeting or to serve as a director if elected.

To the knowledge of the Concerned Shareholders, there are no arrangements or understandings between any of the Concerned Shareholders’ Nominees and any other person or company pursuant to which the Concerned Shareholders’ Nominees are to be elected. Notwithstanding the forgoing, see Disclosure Regarding Avrohom (Avi) Mordechai Kimelman on page 28 below. The Concerned Shareholders acknowledge that if the Concerned Shareholders’ Nominees are elected or appointed to the Board, all of their activities and decisions as a director will be governed by applicable law and subject to the directors’ fiduciary duties to the Company and the Shareholders, as applicable, and, as a result, there is, and can be, no agreement between the Concerned Shareholders’ Nominees and the Concerned Shareholders that governs the decisions which the Concerned Shareholders’ Nominees will make as directors of the Company.

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If elected, each of the Concerned Shareholders’ Nominees and other elected members of the Board will hold office until the close of the Company’s next annual meeting of Shareholders or until a successor has been elected or appointed in accordance with the Company’s articles of incorporation and by-laws, unless his or her office is earlier vacated. If elected, the Concerned Shareholders’ Nominees will be required to discharge their duties as directors of the Company consistent with all applicable legal requirements, including fiduciary obligations imposed on all corporate directors.

The Concerned Shareholders’ Nominees are highly experienced and qualified business leaders from a broad range of sectors. Each of the Concerned Shareholders’ Nominees is committed to using his or her own independent business judgment, gained over decades of business leadership, to create long-term value for all Shareholders.

Biographies for each of the Concerned Shareholders’ Nominees

Dale Schultz

Mr. Schultz has served as the Company’s Vice President of Resource Development since October 20, 2021 and as a member of the Board since May 2018. Mr. Schultz served as the Company’s Chief Operating Officer and Secretary from December 2019 to October 20, 2021. In 2019, Mr. Schultz also managed the exploration program on the Estelle project in Alaska for Nova Minerals Limited. From 2018 through 2019, he completed field mapping and sampling of the Temagami green stone belt for Temagami BLUE Inc. and Progenitor Metals Corp. Between 2017 and 2018, Mr. Schultz managed a 4000m diamond drill campaign on the lithium property now owned by the Company, for the previous operator, Nova Minerals Limited. From 2016 to 2017, while working for Cobalt Power, he logged core in the Northern Ontario Cobalt Mining Camp. Mr. Schultz has 30 years of exploration and mining experience through roles at Echo Bay Lupin Mine in the summer of 1986 and 1987, Claude Resources Seabee Mine from March of 1992 to April 1995, Battle Mountain’s Hemlo Camp and Kori Kollo Mine from May of 1995 to April of 2000, and TVX New Britannia Mine, in Snow Lake, Manitoba, from December of 2002 to January 2004. Mr. Schultz has also provided geological consulting services in South and Central America and Asia, and is currently the Principle Geologist with DJS Consulting. He is a graduate of the University of Saskatchewan with a B.Sc. and M.Sc. in Geological Sciences and is a member of the Engineers and Geoscientists of Manitoba.

Nachum Labkowski

Mr. Labkowski has served as a member of the Board since November 2018. He was previously Chair of the Company’s Audit Committee and the Company’s Nominating and Corporate Governance Committee. He is currently the Chief Executive Officer and principal investor in Halevi Enterprises, a private equity firm which Mr. Labkowski founded in 2010 that holds equity in more than 30 private companies and invests in real estate worldwide. Mr. Labkowski’s unique approach to investing has provided significant returns from those companies he has invested in to date.

Brian Imrie

Mr. Imrie is a retired investment banker with over 30 years of experience, primarily with global firms, providing advice and raising capital for companies in multiple industries. He was with Morgan Stanley in New York and Toronto from 1983-1997, Credit Suisse First Boston from 1997-2001, ran Mergers & Acquisitions for National Bank Financial from 2001-2008 and built and ran a global M&A business for KPMG Corporate Finance from 2009-2012. He was previously the Chairman/owner of Debro Inc., a chemical distribution company and serves on several other public and private boards. He received his MBA from Harvard University in 1987 and his BA in Economics from the University of Toronto in 1983.

Peretz Schapiro

Mr. Schapiro has a proven track record of developing and growing successful B2B SaaS platforms and consulting services, built on strong partnerships with some of Australia’s most reputable institutions. He is the Managing Director of Charidy.com, Australia’s premier crowdfunding platform and fundraising and marketing consultancy, raising over $100 million in the last two years alone. Mr. Schapiro has been a global investor for almost a decade and understands the fundamental parameters, strategic drivers, market requirements and what it takes for a high growth business. Mr.

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Schapiro has a professional background in management consulting, marketing, and fundraising. Mr. Schapiro holds a Masters degree in Applied Finance.

Shlomo Kievman

Mr. Kievman is an experienced director bringing his extensive experience as a leader in the procurement of ideas and concepts which exemplify American innovation. Mr. Kievman, who has managed and founded several ventures and businesses over the past two decades, has an in-depth understanding and operational capacity for planning and analysis, business plan development, forecasting, financial analysis, and capital commitment planning, as well as competitive analysis and bench marking, providing the tools required to succeed. His work in public and private sectors in the USA and abroad has included business development, financial modeling, action planning, and conceptual design. Mr. Kievman graduated university with honors with a BA in Liberal Arts. He is the principal of Crown Equities, an investment firm transforming the global resources sector, leading several global organizations.

Kathleen Skerrett

Ms. Skerrett is the Chair of the Securities Group at Gardiner Roberts LLP, specializing in advising clients on forming, financing, maintaining and reorganizing public companies. Ms. Skerrett was called to the Bar in Ontario in 1996 after earning a Bachelor of Laws from the University in Toronto in 1994.  She also earned a Bachelor of Commerce degree from Trinity College, University of Toronto in 1991 and has completed the Canadian Securities Course. Ms. Skerrett advises clients on all aspects of compliance with corporate and securities laws, including structuring of financing transactions, mergers and acquisition, corporate governance and continuous disclosure reporting. Ms. Skerrett has a broad breadth of industry experience including advising clients in the manufacturing, technology, financial and health and wellness sectors. In particular, she has developed a strong practice in the resource sector with expertise in both structuring mining related contracts and advising on additional public company compliance matters for this sector. Ms. Skerrett also provides advice on a variety of corporate matters to private entities. Ms. Skerrett has acted as a director and/or officer of a number of public companies listed on all of the Canadian stock exchanges and is currently on the board of directors of the Canada’s National Ballet School Foundation.

Composition of the Company’s Board

The Concerned Shareholders believe that a board of six (6) directors is appropriate for a company such as Snow Lake.

No formal relationship exists between the Concerned Shareholders and the Concerned Shareholder Nominees except as described elsewhere in this Circular, including see Disclosure Regarding Avrohom (Avi) Mordechai Kimelman on page 28 below. The Concerned Shareholders intend to cause all of the Shares owned or controlled by them to be voted at the Meeting IN FAVOUR of the election of the Concerned Shareholders’ Nominees as directors of Snow Lake.

Additional Information Concerning Concerned Shareholders’ Nominees

Independence

Each of the Concerned Shareholders’ Nominees, except Mr. Schultz, are “independent” of Snow Lake within the meaning of National Instrument 58-101 – Disclosure of Corporate Governance Practices and National Instrument 52-110 – Audit Committees. Further, all of the Concerned Shareholders’ Nominees are “financially literate” and have the skills required in order to be members of the Audit Committee of Snow Lake. Following the election of the Concerned Shareholders’ Nominees, we expect that the resulting Board will be composed of a majority of independent directors.

Mr. Schultz has been an employee and/or executive officers of the Company within the past three financial years. Mr. Schultz has served as Snow Lake’s VP of Resource Development since October 20, 2021 and served as Snow Lake’s Chief Operating Officer and Secretary from December 2019 to October 20, 2021.

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Cease Trade Orders and Bankruptcies

Except as disclosed below, to the knowledge of the Concerned Shareholders, no Concerned Shareholders’ Nominee (or a personal holding company of such Concerned Shareholders’ Nominees) is, or has been, within 10 years before the date of this Circular, a director or executive officer of any company that:

(a)was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, in each case, that was in effect for a period of more than 30 consecutive days (an “order”) that was issued while the Concerned Shareholders’ Nominee was acting in the capacity as a director or an executive officer;

(b)was subject to an order that was issued after the Concerned Shareholders’ Nominee ceased to be a director or executive officer in the company being the subject of an order and which resulted from an event that occurred while that Concerned Shareholders’ Nominee was acting in the capacity as director or executive officer; or

(c)has, while the Concerned Shareholders’ Nominee was acting in that capacity or within a year of ceasing to act in the capacity of a director or executive officer, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Ms. Skerrett served as a director of Gemoscan Canada, Inc. from November 28, 2011 until she resigned on October 28, 2015. On January 12, 2016, Gemoscan Canada, Inc. entered into bankruptcy proceedings pursuant to the Bankruptcy and Insolvency Act (Canada).

Mr. Imrie was a director of PPX Mining Corp. (“PPX”) when it was subject to a cease trade order issued by the British Columbia Securities Commission (the “BCSC”) and the Ontario Securities Commission (the “OSC”) on May 20, 2020 for PPX’s failure to file its annual financial statements for the year ended September 30, 2019 and related MD&A within the time prescribed under National Instrument 51-102 – Continuous Disclosure Obligations (“NI 51-102”). The cease trade order was revoked on July 27, 2020 after PPX filed the required records. Mr. Imrie was a director of PPX when it was subject to a cease trade order issued by the BCSC and OSC on February 3, 2021 for PPX’s failure to file its annual financial statements for the year ended September 30, 2020 and related MD&A within the time prescribed under NI 51-102. The cease trade order was revoked on February 9, 2022 after PPX filed the required records.

Mr. Imrie was a director of Edgewater Wireless Systems Inc. (“Edgewater”) when on October 15, 2020, the OSC issued a cease trade order (the “OSC 2020 Order”) against Edgewater, to replace the management cease trade order issued by the OSC on October 9, 2020, for failure to file its (i) audited annual financial statements and related management’s discussion and analysis for the year ended April 30, 2020 and corresponding certifications of the foregoing (the “2020 Annual Records”); and (ii) interim financial statements and related management’s discussion and analysis for the interim period ended July 31, 2020 and corresponding certifications of the foregoing (the “2020 Interim Records”) within the time prescribed under NI 51-102. Mr. Imrie was a director of Edgewater at the time of the OSC 2020 Order. The OSC 2020 Order was revoked by the OSC on January 14, 2021 after Edgewater filed the 2020 Annual Records and the 2020 Interim Records.

To the knowledge of the Concerned Shareholders, none of the Concerned Shareholders’ Nominees are, or have been within the past 10 years, a director or executive officer of any company, including the Company, that, while such person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy to insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or ha a receiver, receiver manager or trustee appointed to hold its assets or has, within the past 10 years, became bankrupt, made a proposal under any legislation relating to the bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold their assets.

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Penalties and Sanctions

To the knowledge of the Concerned Shareholders, none of the Concerned Shareholders’ Nominees (or a personal holding company of such Concerned Shareholders’ Nominees) has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority, entered into a settlement agreement with a securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder making a decision about whether to vote for any Concerned Shareholders’ Nominee.

OTHER BUSINESS AT THE MEETING

3.Approval of Financial Statements

Based on the Management Circular, the Concerned Shareholders understand that management of Snow Lake will submit the audited financial statements of the Company for the financial years ending June 30, 2021 and 2022, and the report of the auditor thereon to Shareholders.

4.Appointment of Auditor

De Visser Gray LLP was appointed the auditor of Snow Lake in 2019.

The Concerned Shareholders understand that management of Snow Lake will propose that Shareholders approval a resolution re-appointing De Visser Gray LLP, Chartered Professional Accountants, of 401-905 West Pender Street, Vancouver, British Columbia V6C 1L6, as the auditor of the Company to hold office until the close of the next annual meeting of the Shareholders of the Company and that the directors of the Company be authorized to set the auditor’s remuneration.

The Concerned Shareholders recommend that Shareholders vote “FOR” the appointment of De Visser Gray LLP as auditor of Snow Lake. Unless a Shareholder directs that his or her Shares are to be withheld from voting, the individuals named in the enclosed BLUE proxy will vote “FOR” the appointment of De Visser Gray LLP as the auditor of the Company until the close of the next annual meeting of the shareholders of the Company or until its successor is appointed and the authorization of the directors of the Company to fix the remuneration of De Visser Gray LLP.

5.Approval of Amendments to the By-Laws

Based on the Management Circular, the Concerned Shareholders understand that management of Snow Lake, at the Meeting, will be asking Shareholders to consider and, if deemed appropriate, to approve an ordinary resolution approving, confirming and ratifying the Company’s amendments to their by-laws (the “By-Law Resolution”), which is discussed in greater detail in the Management Circular, including Schedule A to the Management Circular.

The Concerned Shareholders recommend that Shareholders vote “FOR” the By- Law Resolution. Unless a Shareholder directs that his or her Shares are to be voted against the By-Law Resolution, the individuals named in the enclosed BLUE proxy will vote “FOR” the By-Law Resolution.

6.Other Business

As at the date hereof, the Concerned Shareholders know of no amendments of those matters specified in the proxy and with respect to any other matters which may properly be brought before the Meeting or any adjournment(s) or postponement(s) thereof. If, however, any amendments, variations or other matters properly come before the Meeting, the form of proxy accompanying this Circular confers discretionary authority on the person(s) named as proxyholder in the BLUE proxy form or BLUE VIF to vote on such amendments or variations or such other matters in accordance with the best judgment of such person.

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OTHER INFORMATION REGARDING THE CONCERNED SHAREHOLDERS

As of the Record Date for the Meeting, the Concerned Shareholders and their respective directors and officers, in aggregate, beneficially owned, directly or indirectly, or exercised control or direction over an aggregate of 7,571,791 Shares, representing approximately 42.24% that are entitled to vote at the Meeting, as follows:

Name	Number of Shares Owned or Controlled as of the Record Date	Percentage of Outstanding Shares as of the Record Date
Kushkush Investments Pty Ltd (Alexandra Discretionary Trust)	338,118	1.89%
M + T K Pty Ltd < MTK Superannuation Fund>	51,338	0.29%
Delaware IR LLC	220,328	1.23%
Benjamin Abraham Fogelgarn	67,194	0.37%
Nikola Najdoski	112,043	0.63%
Yukor Mipoz Pty Ltd	45,580	0.25%
Ozzi Pty Ltd	45,580	0.25%
Deerhunter Investments Pty Ltd	91,610	0.51%
Nova Minerals Limited	6,600,000	36.82%
TOTAL	7,571,791	42.24%

Kushkush Investments Pty Ltd (Alexandra Discretionary Trust)

Kushkush is a holding company incorporated under the laws of Australia and is wholly-owned by Ms. Chana Kimelman, who is also the officer and director of Kushkush. Ms. Chana Kimelman is the spouse of Mr. Kimelman (see Disclosure Regarding Avrohom (Avi) Mordechai Kimelman on page 28 below), Mr. Kimelman does not beneficially own or control Kushkush. The registered and head office of Kushkush is located at 7 Sarah Crescent, Templestowe, Victoria, Australia 3106.

Kushkush beneficially owns, directly or indirectly, or exercises control or direction over, a total of 338,118 Shares.

M + T K Pty Ltd < MTK Superannuation Fund>

M + T is a holding company incorporated under the laws of Australia and is wholly-owned by Mr. Moishe Kimelman and Mrs. Avital Kimelman, who are also directors and officers of M + T. Mr. Moishe Kimelman and Mrs. Avital Kimelman are Mr. Kimelman’s parents (see Disclosure Regarding Avrohom (Avi) Mordechai Kimelman on page 28 below), Mr. Kimelman does not beneficially own or control M + T. The registered and head office of M + T are located at 602/566 St Kilda Rd, Melbourne Vic, Australia 3004 and 234 Balaclava Rd Caulfield Vic, Australia 3163.

M + T beneficially owns, directly or indirectly, or exercises control or direction over, a total of 51,338 Shares.

Delaware IR LLC

Delaware IR is a holding company incorporated under the laws of the State of Delaware. Menachem Wagner, who is also an officer and manager of Delaware IR. Mr. Menachem Wagner is a nephew of Mr. Labkowski. Mr. Labkowski does not beneficially own or control Delaware IR. The registered and head office of Delaware IR is located at 8, The Green STE A Dover, Delaware 19901, United States.

Delaware IR beneficially owns, directly or indirectly, or exercises control or direction over, a total of 220,328 Shares.

Benjamin Abraham Fogelgarn

Mr. Fogelgarn’s principal business address is U4 93 Orrong Rd Elsternwick, 3185, Melbourne, Australia.

Mr. Fogelgarn beneficially owns, directly or indirectly, or exercises control or direction over, a total of 67,194 Shares.

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Nikola Najdoski

Mr. Najodski’s principal business address is 240 South Cct, Oran Park NSW, Australia 2570.

Mr. Najodski beneficially owns, directly or indirectly, or exercises control or direction over, a total of 112,043 Shares.

Yukor Mipoz Pty Ltd

Yukor Mipoz is a holding company incorporated under the laws of Australia and is wholly-owned by Mr. Mordechai Zalman Fixler, who is also an officer and director of Yukor Mipoz. The registered and head office of Yukor Mipoz is located at 12 Liscard Street, Elsternwick Vic, Australia 3185.

Yukor Mipoz beneficially owns, directly or indirectly, or exercises control or direction over, a total of 45,580 Shares.

Ozzi Pty Ltd

Ozzi is a holding company incorporated under the laws of Australia and is wholly-owned by Mr. Mordechai Zalman Fixler, who is also an officer and director of Ozzi. The registered and head office of Ozzi is located at 12 Liscard Street, Elsternwick Vic, Australia 3185.

Ozzi beneficially owns, directly or indirectly, or exercises control or direction over, a total of 45,580 Shares.

Deerhunter Investments Pty Ltd

Deerhunter is a holding company incorporated under the laws of Australia and is wholly-owned by Mr. Romy Hersham, who is also an officer and director of Deerhunter. The registered and head office of Deerhunter is located at 234 Balaclava Rd, Caulfield North VIC, Australia 3161.

Deerhunter beneficially owns, directly or indirectly, or exercises control or direction over, a total of 91,610 Shares.

Nova Minerals Limited

Nova is an Australian Securities Exchange listed public company incorporated under the laws of Australia. The principal business address of Nova is Suite 602, 566 St Kilda Road, Melbourne Victoria 3004 Australia. Nova is principally engaged in the business of exploration for and evaluation of mineral deposits. Christopher Gerteisen is the Chief Executive Officer of Nova. Nova acting through its executive officers and directors, not Mr. Gerteisen individually, has voting power and investment power with respect to the 6,600,000 Shares held by Nova.

HOW THE CONCERNED SHAREHOLDERS WILL VOTE

At the Meeting, the representatives of the Concerned Shareholders named in the accompanying BLUE proxy form or BLUE VIF currently intend, unless instructed otherwise, to cast the votes represented by each proxy or VIF deposited by Shareholders, as follows:

•“FOR” the Fixing of the Directors Resolution;

•“FOR” the election of the six Concerned Shareholders’ Nominees to the Board;

•“FOR” the appointment of De Visser Gray LLP as the auditor of the Company and authorizing the directors of the Company to fix the remuneration of De Visser Gray LLP; and

•“FOR” the By-Law Resolution.

For further details, see “Matters to be Acted Upon at the Meeting” of this Circular.

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GENERAL PROXY INFORMATION

Solicitation of Proxies

This Circular is furnished by the Concerned Shareholders (including the Concerned Shareholders’ Nominees) and advisors in connection with the solicitation by them and on their behalf of proxies for use at the Meeting scheduled to be held at the Company’s registered office at 1700 – 242 Hargrave Street, Winnipeg, Manitoba, on Thursday, December 15, 2022 at 9:00 a.m. (Central Time), and at any and all adjournment(s) or postponement(s) thereof.

Proxies may be solicited by mail, telephone, fax or other electronic means and in person, as well as by newspaper or other media advertising.

This solicitation is not made by or on behalf of management of the Company.

Nova has retained Shorecrest Group Ltd. (“Shorecrest Group”), a shareholder engagement firm led by industry veterans Penny Rice and Suzanne Makhan, to assist in the solicitation of proxies on behalf of the Concerned Shareholders for use at the Meeting, on terms and conditions acceptable to the Concerned Shareholders. Shorecrest Group has been engaged to assist in the mailing of the Circular and Proxy. Shorecrest Group will act as strategic adviser and proxy solicitation agent to the Concerned Shareholders for a fee of approximately $125,000, plus out-of-pocket expenses. The Concerned Shareholders may solicit proxies through certain of their respective members, partners, directors, officers and employees, the Concerned Shareholders’ Nominees or the Concerned Shareholders’ agents, including Shorecrest Group and other agents that the Concerned Shareholders may retain.

The fees and costs incurred in the preparation and mailing of this Circular and the solicitation have been borne by the Concerned Shareholders pursuant to the terms of the Support Agreement (see Support Agreement on page 27 below). However, the Concerned Shareholders intend to seek reimbursement from Snow Lake of their out-of-pocket expenses, including legal fees, incurred in connection with the Meeting to the extent provided for under The Corporations Act (Manitoba).

Other than as contemplated or disclosed herein, no person is authorized to give information or to make any representations other than those contained in this Circular and, if given or made, such information or representations must not be relied upon as having been authorized to be given or made.

These security holder materials are being sent to both registered and non-registered owners of the securities.

This Circular has been sent to the Company, to the auditor of the Company and each Shareholder of the Company whose proxy has been solicited and complies with the applicable laws and regulations.

The Concerned Shareholders request that banks, brokerage houses and other custodians, nominees and fiduciaries forward all solicitation materials sent to them by the Concerned Shareholders to the beneficial owners of the shares they hold as registered owner and the Concerned Shareholders will reimburse them for reasonable clerical and mailing expenses incurred by them in forwarding these materials to their customers.

Notice and Access: The Concerned Shareholders have elected not to use notice and access to distribute this Circular and the BLUE proxy form accompanying this Circular.

YOUR SUPPORT IS EXTREMELY IMPORTANT - VOTE ONLY YOUR BLUE PROXY TODAY

If you have any questions and/or need assistance in completing your BLUE proxy,

please call Shorecrest Group toll free at 1-888-637-5789 or email at contact@shorecrestgroup.com

Please vote only using only the BLUE proxy, please disregard any other proxy received.

Record Date and Voting Shares

Snow Lake established October 27, 2022 (the “Record Date”) as the record date for determining Shareholders entitled to notice of the Meeting. Each Shareholder is entitled to one vote for each Share registered in his or her or its name as of the close of business on the Record Date, except to the extent that the Shareholder has transferred the ownership of any such Shares after the Record Date and the transferee produces a properly endorsed share certificate for or otherwise establishes ownership of any of the transferred Shares and makes a demand to the Company, no later than 10 days before the Meeting that the transferee’s name be included in the list of shareholders in respect thereof.

As at the Record Date, to the Concerned Shareholders’ knowledge, 17,924,758 Shares were issued and outstanding, each carrying the right to one vote per share. To the knowledge of Concerned Shareholders, based on publicly-available information, the Shares are the only voting securities issued and outstanding in the capital of the Company.

Appointment and Revocation of Proxies

The persons named as proxyholders in the enclosed BLUE form of proxy are Mr. W. Douglas Stewart and, failing him, Ms. Penny Rice. A later dated BLUE proxy revokes any and all prior proxies given by you in connection with the Meeting.

Shareholder of the Company has the right to appoint a person, who need not be a shareholder of Snow Lake other than the persons named in the BLUE Proxy accompanying this Circular, as proxyholder to attend and act for and on behalf of such Shareholder at the Meeting and may exercise such right by striking out the names of the persons named in the BLUE Proxy and inserting the name of the person to be appointed as proxyholder in the blank space provided on the BLUE Proxy or by completing another proper form of proxy.

Shareholders should vote online or carefully complete and sign their proxies in accordance with the instructions contained in this Circular and on the BLUE Proxy in order to ensure that their proxies can be used at the Meeting. Completed and executed proxies should be returned in accordance with the instructions on the BLUE Proxy. Please return the completed BLUE Proxy in sufficient time for your vote to be received by Endeavor Trust by Monday, December 12, 2022 at 5:00 p.m. (Eastern Standard Time).

If you have already submitted a proxy provided to you by management pursuant to management’s solicitation, you have the right to revoke it as to any matter on which a vote has not already been cast pursuant to the authority conferred by that proxy. You may do so by completing and delivering the enclosed BLUE proxy form at any time up to and including the business days immediately preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used. A later dated BLUE Proxy revokes any and all prior proxies given by you in connection with the Meeting.

A Shareholder who has given a proxy may also revoke it as to any matter upon which a vote has not already been cast pursuant to the authority conferred by the proxy. In addition to revocation in any other manner permitted by law, a proxy may be revoked by depositing an instrument in writing executed by the Shareholder or by his or her authorized attorney in writing, or, if the Shareholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized, either at the registered office of the Company or to First Coast Results, as the inspector of election for the Meeting at proxy@FirstCoastResults.com, at any time up to and including the last business day preceding the date of the Meeting, or any adjournment thereof at which the proxy is to be used, or by depositing the instrument in writing with the Chairman of such Meeting on the day of the Meeting, or at any adjournment thereof. In addition, a proxy may be revoked by the Registered Shareholder personally attending the Meeting and voting his or her Share(s).

Exercise of Discretion

The Shares represented by the enclosed BLUE Proxy will be voted on any ballot at the Meeting or any adjournment(s) or postponement(s) thereof, and where you specify a choice with respect to any matter to be acted upon, the Shares will be voted in accordance with your specification so made. In the absence of such specification, Shares represented by the enclosed BLUE Proxy will be voted FOR the fixing the number of directors at six (6) for the ensuing year; FOR the election of the six (6) Concerned Shareholders’ Nominees as directors of Snow Lake; FOR the appointment of De Visser Gray LLP as the auditor of the Company; and FOR the amendments to the Company’s by-laws. The

YOUR SUPPORT IS EXTREMELY IMPORTANT - VOTE ONLY YOUR BLUE PROXY TODAY

If you have any questions and/or need assistance in completing your BLUE proxy,

please call Shorecrest Group toll free at 1-888-637-5789 or email at contact@shorecrestgroup.com

Please vote only using only the BLUE proxy, please disregard any other proxy received.

persons appointed under the BLUE Proxy are conferred with discretionary authority (which they will exercise in accordance with their best judgment) with respect to amendments of those matters specified in the proxy and with respect to any other matters which may properly be brought before the Meeting or any adjournment(s) or postponement(s) thereof. The Concerned Shareholders are not currently aware of any such amendment, variation or other matter.

Registered Shareholders

THE ENCLOSED BLUE FORM OF PROXY IS THE PROXY TO VOTE.

Shareholders should carefully complete and sign their proxies in accordance with the instructions contained in this circular and on the BLUE proxy in order to ensure that their proxies can be used at the Meeting. Completed and executed proxies should be returned in accordance with the instructions on the BLUE form of proxy.

Proxies received by Shorecrest Group in accordance with the foregoing will be delivered to Snow Lake or its inspector of election for the Meeting, in time for use at the Meeting.

IN ORDER TO ENSURE YOUR PROXY IS VOTED AT THE MEETING, IT MUST BE RETURNED PRIOR TO 5:00 P.M. (EASTERN STANDARD TIME) ON MONDAY, DECEMBER 12, 2022 BY ONE OF THE FOLLOWING MEANS:

ONLINE:	www.eproxy.ca (using your control number found on your BLUE form of proxy)
EMAIL:	Complete, sign and date your BLUE form of proxy. Scan both sides and return by e-mail to: SLProxy@endeavortrust.com
FAX:	Complete, sign and date your BLUE form of proxy. Scan both sides and return by fax to: 604-559-8908
MAIL, COURIER OR HAND DELIVERY:	Endeavor Trust 702 – 777 Hornby Street Vancouver, BC V6Z 1S4

DUE TO THE LIMITED TIME AVAILABLE WE RECOMMEND VOTING ELECTRONICALLY ON WWW.EPROXY.CA (USING YOUR CONTROL NUMBER FOUND ON YOUR BLUE FORM OF PROXY) OR EMAILING YOUR PROXY, AS DIRECTED ABOVE, AS THE PREFERRED METHOD.

FOR ASSISTANCE IN VOTING YOUR BLUE PROXY, PLEASE CALL SHORECREST GROUP 1-888-637-5789.

To support the Concerned Shareholders, please vote only using the BLUE control number of proxy. Please do NOT vote proxy received from the management of Snow Lake as it may revoke a previously submitted BLUE proxy.

A Shareholder who has given a proxy may revoke it at any time prior to its exercise. The proxy will be revoked if the Shareholder who has given it attends the Meeting and revokes the proxy to vote in person. In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the Shareholder or the Shareholder’s attorney, authorized in writing. If the Shareholder is a corporation, the revocation of proxy must be exercised under its corporate seal or by an officer or attorney thereof duly authorized.

YOUR SUPPORT IS EXTREMELY IMPORTANT - VOTE ONLY YOUR BLUE PROXY TODAY

If you have any questions and/or need assistance in completing your BLUE proxy,

please call Shorecrest Group toll free at 1-888-637-5789 or email at contact@shorecrestgroup.com

Please vote only using only the BLUE proxy, please disregard any other proxy received.

Voting of Shares Represented By Proxy and Exercise of Discretion

The Shares represented by the enclosed BLUE proxy will be voted on any ballot at the Meeting or any adjournment(s) or postponement(s) thereof, and where you specify a choice with respect to any matter to be acted upon, the Shares will be voted in accordance with your specification.

In the absence of such specification, the Shares represented by the enclosed BLUE form of proxy will be voted FOR the fixing the number of directors at six (6) for the ensuing year; FOR the election of the six (6) Concerned Shareholders’ Nominees as directors of Snow Lake; FOR the appointment of De Visser Gray LLP as the auditor of the Company; and FOR the amendments to the Company’s by-laws. The persons appointed under the proxy are conferred with discretionary authority (which they will exercise in accordance with their best judgement) with respect to amendments of those matters specified in the proxy and with respect to any other matters which may properly be brought before the Meeting or any adjournment(s) thereof. The Concerned Shareholders are not currently aware of any such amendment, variation or other matter.

If you are a registered Shareholder of Snow Lake (meaning your Shares are held by you directly and not by your broker or other intermediary), you should follow the procedures set out in the enclosed BLUE form of proxy and as set out below. As a registered Shareholder, you will likely receive a form of proxy from Snow Lake’s management in addition to the one you received with this Circular. The proxy to submit is the BLUE form of proxy. Do not submit any other form of proxy you have received from Snow Lake’s management.

In order to vote FOR the election of the Concerned Shareholders’ Nominees to the Board of Directors of Snow Lake, you should use the control number provided on your proxy to vote online (www.eproxy.ca) following the instructions on your proxy.

If you support voting FOR the election of the Concerned Shareholders’ Nominees to the Board of Directors of Snow Lake, then SIGN, DATE AND RETURN ONLY THE BLUE PROXY.

A registered Shareholder has the right to appoint a person, who need not be a Shareholder of Snow Lake, other than the persons named in the BLUE form of proxy accompanying this Circular, as proxyholder to attend and act for and on behalf of such Shareholder at the Meeting and may exercise such right by striking out the names of the persons named in the BLUE form of proxy and inserting the name of the person to be appointed as proxyholder in the blank space provided on the BLUE form of proxy. To support the Concerned Shareholders, please vote only using the BLUE control number of proxy. Please do not vote any other proxy received by Management as it may revoke a previously submitted BLUE proxy.

Corporate Shareholders

Any registered Shareholder that is a corporation may, by resolution of its directors or other governing body, authorize such person as it thinks fit to exercise, in respect of and at the Meeting, the same powers on behalf of the corporation as that corporation could exercise if it were an individual Shareholder personally present, including the right (unless restricted by such resolution) to appoint a proxyholder to represent such corporation. Evidence in writing of the appointment of any such representative should accompany a corporate Shareholder’s completed proxy.

Advice to Non-Registered Shareholders

Any shareholder that holds their Shares with a financial intermediary, such as a bank or broker is a non-register holder (a “Non-Registered Holder”). Only registered holders of Shares, or the persons they appoint as their proxies, are permitted to attend and vote at the Meeting. However, in many cases, Shares beneficially owned by a holder are registered either:

(a)in the name of an intermediary that the Non-Registered Holder deals within respect of the Shares. Intermediaries (“Intermediary”) include banks, trust companies, securities dealers or brokers, and trustees or administrators of self-administered registered retirement savings plans, registered retirement income funds, registered education savings plans and similar plans; or

YOUR SUPPORT IS EXTREMELY IMPORTANT - VOTE ONLY YOUR BLUE PROXY TODAY

If you have any questions and/or need assistance in completing your BLUE proxy,

please call Shorecrest Group toll free at 1-888-637-5789 or email at contact@shorecrestgroup.com

Please vote only using only the BLUE proxy, please disregard any other proxy received.

(b)in the name of a depository (such as Depository Trust Company or “CEDE” OR CDS Clearing and Depository Services Inc. or “CDS”).

In accordance with Canadian securities law, the Concerned Shareholders will distribute copies of this Circular, the BLUE form of proxy and any other related meeting materials to the depositories and intermediaries for onward distribution to Non-Registered Holders. Intermediaries are required to forward all meeting materials to Non-Registered Holders.

Generally, Non-Registered Holders will receive either a voting instruction form from your Intermediary or its agent (such as Broadridge Financial Solutions Inc.), or, less frequently, a form of proxy. Your Intermediary is required to seek your instructions as to the manner in which to exercise the voting rights attached to your Shares. The purpose of these forms is to permit Non-Registered Holders to direct the voting of the Shares they beneficially own. In most cases, a Non-Registered Holder will receive, as part of the meeting materials, a BLUE voting instruction form that must be completed and signed by the Non-Registered Holder in accordance with the directions on the voting instruction form. You should follow the voting instructions provided by your Intermediary. The Concerned Shareholders have elected not to send the proxy-related materials directly to non-objecting Non-Registered Holders. The Concerned Shareholders have agreed to pay for Intermediaries to deliver to those objecting Non-Registered Holders holding one thousand or more Shares the proxy-related materials. The Concerned Shareholders are not paying Intermediaries to deliver the proxy-related materials to objecting Non-Registered Holders holding less than one thousand Shares will not receive the proxy-related materials unless the Intermediary assumes the costs of delivery.

Shareholders that receive a voting instruction form, should follow the instructions on the voting to submit their vote. Most Non-Registered Holders will receive a voting instruction form from Broadridge Financial Solutions.

IN ORDER TO ENSURE YOUR PROXY IS VOTED AT THE MEETING, IT MUST BE RETURNED PRIOR TO 5:00 P.M. (EASTERN STANDARD TIME) at ON MONDAY, DECEMBER 12, 2022 BY ONE OF THE FOLLOWING MEANS:

ONLINE:	www.proxyvote.com (using your control number found on your BLUE VOTING INSTRUCTION FORM)
TELEPHONE:	Vote using your control number and phone number found on your BLUE VOTING INSTRUCTION FORM
MAIL, COURIER OR HAND DELIVERY:	Complete, sign and date your BLUE form of proxy and return using the return envelope provide.

Given the time constraints before the meeting, Shareholders are encouraged to vote online or by telephone. Shareholders that need assistance in voting should contact Shorecrest Group at 1-888-637-5789.

If your Intermediary provides a form of proxy, that has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of Shares beneficially owned by the Non-Registered Holder but which is otherwise uncompleted. In this case, the Non-Registered Holder who wishes to submit a BLUE proxy should properly complete the BLUE proxy and submit it by email to: SLProxy@endeavortrust.com.

Only registered shareholders and duly appointed proxyholders may attend and vote at the Meeting. If you are Non-Registered Holder and you wish to attend and vote in person at the meeting, you must first appoint yourself as a proxyholder. Should a Non-Registered Holder wish to attend and vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should strike out the names of the persons named in the proxy received from the Intermediary and insert the Non-Registered Holder or such other person’s name in the blank space provided. Non-Registered Holders who have not duly appointed themselves as proxyholders will not be able to vote at the Meeting.

YOUR SUPPORT IS EXTREMELY IMPORTANT - VOTE ONLY YOUR BLUE PROXY TODAY

If you have any questions and/or need assistance in completing your BLUE proxy,

please call Shorecrest Group toll free at 1-888-637-5789 or email at contact@shorecrestgroup.com

Please vote only using only the BLUE proxy, please disregard any other proxy received.

If you are a Non-Registered Holder and wish to vote at the Meeting or, if permitted, appoint a third-party proxyholder, you must obtain a valid legal proxy from your Intermediary. Follow the instructions from your Intermediary included with the legal proxy form and the voting information form sent to you or contact your Intermediary to request a legal proxy form or a legal voting information form if you have not received one. After obtaining a valid legal proxy from your Intermediary, you must then contact Endeavor Trust to submit the legal proxy at SLProxy@endeavortrust.com.

In any case, Non-Registered Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy (or voting information form) is to be delivered. To support the Concerned Shareholders, please vote only using the BLUE control number of your voting instruction form. Please do not vote any other proxy received by Management as it may revoke a previously submitted BLUE proxy.

A Non-Registered Holder may revoke a proxy or voting instruction form which has been given to an Intermediary by written notice to the Intermediary. In order to ensure that an Intermediary acts upon a revocation of a proxy or voting instruction form, the written notice should be received by the Intermediary well in advance of the Meeting.

How the Votes Will be Counted

Endeavor Trust Corporation has been appointed to tabulate the Concerned Shareholders’ proxies. All proxies received by Endeavor Trust Corporation will be deposited for final tabulation to First Coast Results Inc., as the Inspector of Election for the Meeting.

DETAILS ABOUT THE MEETING

Shareholder participation at the Meeting is important to the Concerned Shareholders.

According to the Management Circular, the Meeting is scheduled to be held at 9:00 a.m. (Central Time) on December 15, 2022 at the Company’s registered office located at 1700 – 242 Hargrave Street, Winnipeg, Manitoba.

The following sections provide detailed information about the Meeting and how Shareholders can participate in the Meeting and vote their Shares.

Attending the Meeting

The Concerned Shareholders encourage Shareholders to vote in advance of the Meeting online (www.eproxy.ca - using your control number found on your BLUE form of proxy) or by email (SLProxy@endeavortrust.com) by BLUE proxy, if they would like to attend the Meeting, to attend in person.

Registered Shareholders as recorded in the securities register of the Company and duly appointed and registered proxyholders will be able to attend the Meeting, and to participate and vote at the Meeting. Registered Shareholders and duly appointed and registered proxyholders who participate in the Meeting will be able to attend the Meeting, ask questions and vote, provided they attend the Meeting.

Non-Registered Holders who have not duly appointed themselves as proxyholders may not be able to attend the Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

For purposes of the Meeting, the Company established October 27, 2022 as the Record Date for determining shareholders entitled to notice of the Meeting and to vote at the Meeting. To the knowledge of Concerned Shareholders, based on publicly-available information, as at the Record Date, there were 17,924,758 Shares issued and outstanding. Each Share is entitled to one vote.

YOUR SUPPORT IS EXTREMELY IMPORTANT - VOTE ONLY YOUR BLUE PROXY TODAY

If you have any questions and/or need assistance in completing your BLUE proxy,

please call Shorecrest Group toll free at 1-888-637-5789 or email at contact@shorecrestgroup.com

Please vote only using only the BLUE proxy, please disregard any other proxy received.

To the knowledge of Concerned Shareholders, based on publicly-available information, the quorum for the transaction of business at the Meeting is not less than one Shareholder personally present and holding or representing by proxy not less than 51% of all the votes entitled to be cast based on the number and class of shares then issued and for the time being enjoying voting rights at such meeting.

To the knowledge of the Concerned Shareholders, based on publicly-available information, as at the Record Date, no person beneficially owns, directly or indirectly, or exercises control or direction over Shares of the Company carrying more than 10% of the outstanding Shares except for:

Name	Type of Ownership	Number of Shares Owned or Controlled as of the Record Date	Percentage of Outstanding Shares as of the Record Date
Nova Minerals Limited	Direct	6,600,000	36.82%

As of the Record Date, to the knowledge of the Concerned Shareholders, the Concerned Shareholders’ Nominees and their associates own, control or direct the following Shares:

Name	Type of Ownership	Number of Shares Owned or Controlled as of the Record Date(1)	Percentage of Outstanding Shares as of the Record Date
Dale Schultz	Direct	8,000(3)(4)	0.04%
Nachum Labkowski	N/A	Nil(5)	Nil
Brian Imrie	N/A	Nil	Nil
Peretz Schapiro	N/A	Nil	Nil
Shlomo Kievman	Indirect(6)	1,200	0.01%
Kathleen Skerrett	N/A	Nil	Nil

Notes:

(1)Information as at the date hereof, based on information provided by the Concerned Shareholders.

(2)On the basis of 17,924,758 Shares outstanding as of October 27, 2022.

(3)In addition, as disclosed in the 2022 Annual Report filed by the Company on EDGAR at www.sec.gov, Mr. Shultz personally holds warrants for the purchase of 4,000 Shares exercisable within 60 days of the 2022 Annual Report and options for the purchase of 274,245 Shares exercisable within 60 days of the 2022 Annual Report.

(4)DJS was granted options for the purchase 160,000 Shares on May 25, 2019, having a weighted exercise price of C$2.50 per Share and a term of five years. DJS was also granted options for the purchase of 228,489 Shares on November 21, 2021, having a weighted average exercise price of US$7.50 per Share and a term of five years. The options issued on November 21, 2021 are subject to vesting over a minimum of 12 months with no more than 1/4 of such options vesting in any three-month period. 114,245 of the options are exercisable within 60 days of the 2022 Annual Report and 114,244 of the options are not considered to be beneficially owned at the time of the 2022 Annual Report. Mr. Schultz, in his capacity as the sole proprietor of DJS, has the power to vote and the power to direct the disposition of all securities held by DJS.

(5)As disclosed in the 2022 Annual Report, Mr. Labkowski personally holds options for the purchase of 203,997 Shares exercisable within 60 days of the 2022 Annual Report. Mr. Labkowski was granted options to purchase 160,000 Shares on May 25, 2019, having a weighted average exercise price of C$2.50 per Share and a term of five years. Mr. Labkowski was granted options to purchase 97,771 Shares on November 21, 2021, having a weighted average exercise price of US$7.50 per Share and a term of five years. The options are subject to vesting over a minimum of 12 months with no more than 1/4 of such options vesting in any three-month period. 48,886 of the options are exercisable within 60 days of the date of the 2022 Annual Report and 48,885 of the options are not considered to be beneficially owned at the time the 2022 Annual Report.

(6)Held through IBH Capital LLC and Siri Funding LLC.

YOUR SUPPORT IS EXTREMELY IMPORTANT - VOTE ONLY YOUR BLUE PROXY TODAY

If you have any questions and/or need assistance in completing your BLUE proxy,

please call Shorecrest Group toll free at 1-888-637-5789 or email at contact@shorecrestgroup.com

Please vote only using only the BLUE proxy, please disregard any other proxy received.

EXECUTIVE COMPENSATION, INDEBTEDNESS, MANAGEMENT CONTRACTS AND
EQUITY COMPENSATION PLANS

Except as otherwise disclosed in this Circular with respect to the Concerned Shareholders, information regarding: (i) the compensation of executives and directors of the Company (including the information prescribed by Form 51-102F6 – Statement of Executive Compensation); (ii) the indebtedness of the Company’s directors and officers or their respective associates to the Company or any of the Company’s subsidiaries; (iii) management contracts that may be in place at the Company; and (iv) securities authorized for issuance under the Company’s equity compensation plans is not within the knowledge of the Concerned Shareholders. For this information, please refer to the Company’s continuous disclosure documents on EDGAR at www.sec.gov.

To the knowledge of the Concerned Shareholders, none of the Concerned Shareholders’ Nominees, or any of their associates or affiliates, is or has been indebted, at any time since the beginning of the last completed financial year of Snow Lake, to Snow Lake or any of its subsidiaries or have indebtedness to another entity which is the subject of a guarantee, support agreement, letter of credit or similar arrangement or understanding provided by Snow Lake or any of its subsidiaries.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS AND INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON AT THE MEETING

Except as otherwise disclosed in this Circular, to the knowledge of the Concerned Shareholders, none of the Concerned Shareholders, the Concerned Shareholders’ Nominees or any associates or affiliates of the Concerned Shareholders or the Concerned Shareholders’ Nominees, have:

•any material interest, direct or indirect, in any transaction since the beginning of the Company’s most recently completed financial year or in any proposed transaction that has materially affected or would materially affect the Company or any of its subsidiaries; or

•any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter currently known to be acted upon at the Meeting, other than the election of directors.

Except as otherwise disclosed in this Circular, information concerning any material interests, direct or indirect, of any director or executive officer of the Company, any other “informed person” (as such term is defined in National Instrument 51-102 – Continuous Disclosure Obligations), any person who, to the knowledge of the directors or officers of the Company, beneficially owns or exercises control or direction over securities carrying more than 10% of the voting rights attached to any class of outstanding voting securities of the Company or any associate or affiliate of any of the foregoing, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries, or in any matter to be acted upon at the Meeting, is not within the knowledge of the Concerned Shareholders. For this information, please refer to the Company’s continuous disclosure documents, and Management Circular, as filed, on EDGAR at www.sec.gov.

ADDITIONAL INFORMATION

Support Agreement

On October 23, 2022 the Requisitioning Shareholders have entered into a voting and support agreement (the “Support Agreement”) with Nova. The Concerned Shareholders, together with Nova, own, control, manage or direct an aggregate of 7,571,791 Shares, representing approximately 42.24% of the issued and outstanding common shares of Snow Lake on a non-diluted basis. According to the terms of the Support Agreement, the parties thereto agreed that they would cause all Shares held by such parties to be counted as present at the Meeting and vote all Shares beneficially held by such parties in accordance with the recommendations of the Concerned Shareholders set out in this Circular. In addition, Nova agreed to indemnify the Requisitioning Shareholders for 88.1% of any damages, costs and legal expenses that arise after October 23, 2022 from any claim and costs incurred by the Requisitioning Shareholders.

YOUR SUPPORT IS EXTREMELY IMPORTANT - VOTE ONLY YOUR BLUE PROXY TODAY

If you have any questions and/or need assistance in completing your BLUE proxy,

please call Shorecrest Group toll free at 1-888-637-5789 or email at contact@shorecrestgroup.com

Please vote only using only the BLUE proxy, please disregard any other proxy received.

Christopher Gerteisen is the Chief Executive Officer of Nova. Nova acting through its executive officers and directors, not Mr. Gerteisen individually, has voting power and investment power with respect to the 6,600,000 Shares held by Nova. The principal business address for Nova is Suite 602, 566 St Kilda Road, Melbourne Victoria 3004 Australia.

For additional information and to view a copy of the Support Agreement, please see the general statement of acquisition of beneficial ownership on the form 13-D filed by Nova on October 25, 2022, and the general statement of acquisition of beneficial ownership – amended on the form 13-D/A filed by the Requisitioning Shareholders on October 25, 2022, both under the Company’s issuer profile on EDGAR at www.sec.gov.

Disclosure Regarding Avrohom (Avi) Mordechai Kimelman

Mr. Kimelman’s Relationship with the Requisitioning Shareholders

Avrohom (Avi) Mordechai Kimelman (“Mr. Kimelman”) of St Kilda East, Victoria, was instrumental in the creation of Snow Lake, by spinning it off from Nova in mid-2018 while he was Nova’s CEO and Managing Director. Mr. Kimelman was a director of the Company from November 28, 2018 until he resigned on June 23, 2020. He is no longer a director or officer of Nova or the Company. Some of the Requisitioning Shareholders are family members of Mr. Kimelman, including Kushkush, which is an entity that is owned and controlled by Chana Kimelman, Mr. Kimelman’s spouse, and M + T, which is an entity that is owned and controlled by Moishe Kimelman and Avital Kimelman, Mr. Kimelman’s parents. Mr. Kimelman is not a director, officer or shareholder of either of these entities, and does not beneficially own or control any of the Requisitioning Shareholders. Mr. Kimelman does not beneficially own or control any securities of Snow Lake.

As disclosed in the June 29, 2022 news release disseminated by the Requisitioning Shareholders, Mr. Kimelman’s interest in the matters before the Meeting stems from his desire to rebuild shareholder value for current shareholders and those shareholders who he introduced to the Company when he was a director. Mr. Kimelman is not a joint actor with the Requisitioning Shareholders as Mr. Kimelman is not a security holder of the Company and is not coordinating the actions of the Concerned Shareholders.

Mr. Kimelman’s Relationship with the Concerned Shareholders’ Nominees

Mr. Kimelman is not seeking to be appointed to the Board of Snow Lake. All of the Concerned Shareholders' Nominees are independent of both the Company (except Mr. Schultz) and Mr. Kimelman. While Mr. Schapiro and Mr. Labkowski are both relatives of Mr. Kimelman, through marriage, being that the spouses of both Mr. Schapiro and Mr. Labkowski are cousins to Mr. Kimelman, both of these Concerned Shareholders' Nominees are not associated or affiliated with Mr. Kimelman to any extent that undermines their independence.

Mr. Kimelman’s Regulatory History

Notwithstanding the foregoing, and should in no way be interpreted as Mr. Kimelman undermining the credentials or independence of any of the highly qualified individuals who are the Concerned Shareholders' Nominees, the Concerned Shareholders wish to provide full disclosure about Mr. Kimelman’s regulatory history.

On June 30, 2021, Mr. Kimelman pled guilty to one charge of conspiracy to manipulate the market and one rolled up charge of procuring the acquisition of shares of Quantum Resources Ltd. (now known as Nova) while in possession of inside information, for actions Mr. Kimelman took in 2016, with the mistaken belief that the information he knew at that time constituted material information. In November 2021, Mr. Kimelman was sentenced to a total of 18 months’ imprisonment but released immediately, effectively on a good behaviour bond and was disqualified from managing corporations for five years. In the sentencing reasons, the judge remarked that he believed Mr. Kimelman’s offences were on the lower end of the spectrum of corporate wrongdoing and that he was remorseful. Further, his role and actions in the conspiracy were of the lowest order. Mr. Kimelman did not stand to personally gain from the transactions, being that he did not own the shares himself, and ended up selling for a price representing a loss.

YOUR SUPPORT IS EXTREMELY IMPORTANT - VOTE ONLY YOUR BLUE PROXY TODAY

If you have any questions and/or need assistance in completing your BLUE proxy,

please call Shorecrest Group toll free at 1-888-637-5789 or email at contact@shorecrestgroup.com

Please vote only using only the BLUE proxy, please disregard any other proxy received.

Other Additional Information

Certain information concerning the Company contained in this Circular has been taken from or is based upon publicly available documents or records on file with securities regulatory authorities and other public sources. Although the Concerned Shareholders have no knowledge that would indicate that any statements contained in this Circular that are taken from or based upon those documents and records or other public sources are untrue or incomplete, the Concerned Shareholders do not assume and expressly disclaim any responsibility for the accuracy or completeness of the information taken from or based upon those documents, records and other public sources, or for any failure by the Company to publicly disclose events or facts that may have occurred or that may affect the significance or accuracy of any such information, but that are unknown to the Concerned Shareholders.

This Circular does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation of an offer or proxy solicitation. The delivery of this Circular will not, under any circumstances, create an implication that there has been no change in the information set forth herein since the date as of which such information is given in this Circular.

INFORMATION REGARDING THE COMPANY

Additional information relating to the Company can be found under the Company’s profile on EDGAR at www.sec.gov. Financial information regarding the Company is provided in its audited financial statements and management’s discussion and analysis for its most-recently completed financial year, which can be found under the Company’s issuer profile on EDGAR and on the Company’s website www.SnowLakeLithium.com. In addition, a Shareholder may obtain copies of the Company’s financial statements and management’s discussion and analysis, by contacting the Company by mail at 242 Hargrave Street, Unit 1700, Winnipeg, MB R3C 0V1 or by email at ir@snowlakelithium.com.

YOUR SUPPORT IS EXTREMELY IMPORTANT - VOTE ONLY YOUR BLUE PROXY TODAY

If you have any questions and/or need assistance in completing your BLUE proxy,

please call Shorecrest Group toll free at 1-888-637-5789 or email at contact@shorecrestgroup.com

Please vote only using only the BLUE proxy, please disregard any other proxy received.

CERTIFICATE OF CONCERNED SHAREHOLDERS

Information contained in this Circular, unless otherwise indicated, is given as of the date hereof. The contents and sending of this Circular have been approved by the Concerned Shareholders. A copy of this Circular has been sent to Snow Lake Resources Ltd., each Shareholder whose proxy is being solicited and the auditor of Snow Lake Resources Ltd.

November 29, 2022

KUSHKUSH INVESTMENTS PTY LTD (ALEXANDRA DISCRETIONARY TRUST)	M + T K PTY LTD < MTK SUPERANNUATION FUND>

(signed) “Chana Kimelman”	(signed) “Moishe Kimelman”
Name: Chana Kimelman Title: Director	Name: Moishe Kimelman Title: Director

DELAWARE IR LLC	YUKOR MIPOZ PTY LTD

(signed) “Menachem Wagner”	(signed) “Mordechai Zalman Fixler”
Name: Menachem Wagner Title: Manager	Name: Mordechai Zalman Fixler Title: Director

OZZI PTY LTD	DEERHUNTER INVESTMENTS PTY LTD

(signed) “Mordechai Zalman Fixler”	(signed) “Romy Hersham”
Name: Mordechai Zalman Fixler Title: Director	Name: Romy Hersham Title: Director

(signed) “Benjamin Abraham Fogelgarn”	(signed) “Nikola Najdoski”
Name: Benjamin Abraham Fogelgarn	Name: Nikola Najdoski
NOVA MINERALS LIMITED

(signed) “Craig Bentley”
Name: Craig Bentley Title: Director of Finance & Compliance

YOUR SUPPORT IS EXTREMELY IMPORTANT - VOTE ONLY YOUR BLUE PROXY TODAY

If you have any questions and/or need assistance in completing your BLUE proxy,

please call Shorecrest Group toll free at 1-888-637-5789 or email at contact@shorecrestgroup.com

Please vote only using only the BLUE proxy, please disregard any other proxy received.

REGISTERED SHAREHOLDERS (You hold a physical share certificate registered in your name)	**VOTE BY FAX OR EMAIL** Please complete and sign your BLUE proxy and return by fax to 604-559-8908 or email SLProxy@endeavortrust.com	
	VOTE BY MAIL Please complete and sign your BLUE proxy and return using the enclosed envelope or by mail or delivery to: Endeavor Trust Corporation, 777 Hornby St, Suite 702, Vancouver, BC, V6Z 1S4.	
	VOTE BY INTERNET Go to: www.eproxy.ca and vote using the control number located on your BLUE proxy.	
BENEFICIAL SHAREHOLDERS (You hold shares through a bank, broker or intermediary)	**VOTE BY INTERNET** Go to: www.proxyvote.com and vote using the control number located on your BLUE Voting Instruction Form.	
	VOTE BY TELEPHONE Call the toll-free number listed on your BLUE Voting Instruction Form and vote using the control number located on your BLUE Voting Instruction Form.	
	VOTE BY MAIL Please complete your BLUE Voting Instruction Form and enclose it using the postage-paid envelope.	

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